UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  March 31, 2008

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Europe 2001 HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16261 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Effective April 14, 2008, Arm Holdings PLC (NASDAQ ticker “ARMHY”), an underlying constituent of the Europe 2001+ HOLDRS Trust, changed its ticker symbol to “ARMH.”

Pursuant to SAP France’s cash offer for Business Objects S.A. (NASDAQ Ticker “BOBJ”), whereby the ordinary shares underlying the Business Objects ADRs was compulsorily acquired in a “squeeze out,” effective close of business March 4, 2008, Business Objects S.A. is no longer an underlying constituent of Europe 2001+ HOLDRS Trust.  For the 4.5 shares of Business Objects S.A. per 100 shares round lot of Europe 2001+ HOLDRS, The Bank of New York received $279.65313.  The Bank of New York distributed the cash at a rate of $2.796531 per depository share of Europe 2001+ HOLDRS on March 6, 2008.

Effective April 25, 2008, due to the 1 for 1 spin-off of entitlement shares of UBS AG (NASDAQ ticker “UBS”) that will convert to a 5% stock dividend of UBS AG, the quantity represented by each 100 share round lot of Europe 2001+ HOLDRS increased to 6.3 “UBS” (from 6 “UBS”).

Item 9.01.	Financial Statements and Exhibits

	(c)	Exhibits

		99.1	Europe 2001 HOLDRS Trust Prospectus Supplement dated March 31, 2008 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

Date: May 12, 2008	By:	/s/ Satyanarayan R. Chada
		Name:	Satyanarayan R. Chada
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Europe 2001 HOLDRS Trust Prospectus Supplement dated March 31, 2008 to Prospectus dated August 15, 2007.